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                                                                    EXHIBIT 8.2

                [Letterhead of Wachtell, Lipton, Rosen & Katz]

                                July [  ], 2002

Golden State Bancorp Inc.
135 Main Street
San Francisco, California 94105

Ladies and Gentlemen:

   We have acted as special counsel to Golden State Bancorp Inc., a Delaware corporation ("Golden State"), in connection with the proposed merger (the "Merger") of Golden State with and into Mercury Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a direct wholly owned subsidiary of Citigroup Inc., a Delaware corporation ("Citigroup"), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2002, by and among Citigroup, Golden State and Merger Sub (the "Agreement"). At your request, and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (as amended through the date hereof, the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

   For purposes of the opinion set forth below, we have relied, with the consent of Citigroup and the consent of Golden State, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Citigroup and Golden State dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement-prospectus (the "Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

   We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement-Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware; and (iii) the Merger will be reported by Citigroup and Golden State on their respective federal income tax returns in a manner consistent with the opinion set forth below.

   Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, it is our opinion, under currently applicable United States federal income tax law, that the discussion set forth in the section entitled "THE MERGER--Material Federal Income Tax Consequences of the Merger" in the Registration Statement, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

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   We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   This opinion relates solely to certain United States federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. Further, no opinion is expressed with respect to the United States federal income tax consequences to Golden State stockholders subject to special treatment under United States federal income tax law (such as banks or trusts, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, traders in securities who elect to apply a mark-to-market method of accounting, pass-through entities and investors in such entities, foreign persons, stockholders who received their shares through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation, and stockholders who hold shares as part of a hedge, straddle, conversion transaction or other integrated investment).

   We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                               Very truly yours,

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